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                              EXHIBIT 23(h)(1)(i)

                  SCHEDULE TO ADMINISTRATIVE SERVICES AGREEMENT

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                           SCHEDULE DATED JUNE 8, 2000
                         TO THE ADMINISTRATION AGREEMENT
                            DATED AS OF APRIL 1, 1999
                                     BETWEEN
                                CNI CHARTER FUNDS
                                       AND
                      SEI INVESTMENTS MUTUAL FUNDS SERVICES

Portfolios:    This Agreement shall apply to all Portfolios of the CNI Charter
               Money Market Fund (collectively, the "Portfolios"), either now in existence or in the future created.

Fees: Pursuant to Article 4, Section A, and subject to a minimum fee of $90,000 for each separate series of shares, the Trust shall pay the Administrator compensation for services rendered to the Portfolios at an annual rate, which is calculated daily and paid monthly according to the following schedule:

               California Tax Exempt Money Market Fund              15.5 bps
               Government Money Market Fund                         10.1 bps
               Prime Money Market Fund                              15 bps
               Large Cap Growth Equity                              15 bps
               Larger Cap Value Equity                              15 bps
               Corporate Bond Fund                                  15 bps
               Government Bond Fund                                 15 bps
               California Tax Exempt Bond Fund                      15 bps
               High Yield Bond Fund                                 15 bps
               Technology Growth Fund                               15 bps


Term: This Agreement shall become effective on April 1, 1999 and shall remain in effect for an Initial Term of three (3) years from such date and, thereafter, for successive Renewal Terms of two (2) years each, unless and until this Agreement is terminated in accordance with the provisions of Article 10 hereof.